Exhibit 99.1

Contact: Tim Berryman
Director – Investor Relations
Medical Properties Trust, Inc.
(205) 969-3755
tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS FOURTH QUARTER RESULTS

Increases Company’s Acquisition Estimates for 2019

And Affirms Previous Earnings Guidance

Birmingham, AL – February 7, 2019 – Medical Properties Trust, Inc. (NYSE: MPW) (the “Company” or “MPT”) today announced financial and operating results for the fourth quarter and year ended December 31, 2018. Per diluted share net income was $0.21 and $2.76, respectively and Normalized Funds from Operations (“NFFO”) was $0.31 and $1.37, respectively.

“We have begun 2019 by immediately executing the growth plans we laid out late last year,” said Edward K. Aldag, Jr., MPT’s Chairman, President and Chief Executive Officer. “Our recently announced agreements to acquire 11 premier hospitals in Australia for approximately $859 million is the first of what we expect to be several major acquisitions in 2019. We have continued growing our acquisition pipeline and look forward to capitalizing on diverse and accretive opportunities through the coming year.”

FOURTH QUARTER AND RECENT HIGHLIGHTS

•	Net income of $0.21 and NFFO of $0.31 for the fourth quarter, both on a per diluted share basis;

•	On a full year basis, 2018 net income per share of $2.76 and NFFO of $1.37;

•

Entered into definitive agreements to acquire and lease back 11 Australian hospitals operated by Healthscope Ltd. (“Healthscope”) for an aggregate purchase price of approximately $859 million; the agreements also provide for up to $350 million of additional investments in improvements, expansions and redevelopments;

•	Previously announced completion of sale of MPT’s equity investment in Ernest Health, Inc. in October resulting in total proceeds of approximately $176 million;

•

Through January sold 11.9 million shares of common stock under the Company’s “at-the-market” program generating approximately $200 million in proceeds, and further strengthening the balance sheet in anticipation of future acquisitions.

HEALTHSCOPE TRANSACTION

MPT’s pending investments of up to $1.2 billion in 11 Healthscope hospitals are expected to immediately generate rental revenues that strongly exceed the Company’s cost of capital on a per share basis. Such spread is substantially similar to that which the Company has recently achieved in U.S. and European hospital real estate investments.

The acquisition provides MPT and its shareholders with irreplaceable assets in the strongest Australian markets operated by the country’s second largest private hospital operator. Other immediate benefits of the transaction include diversification of both the geographies and tenants in MPT’s portfolio. Australia will be the Company’s third continent and sixth country while Healthscope will become one of MPT’s top five operators by size and rental revenue.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to NFFO, all on a basis comparable to 2017 results. In addition, a reconciliation of pro forma total gross assets to total assets is included in the financial tables accompanying this press release.

OPERATING RESULTS AND OUTLOOK

Net income for the fourth quarter and year ended December 31, 2018 was $78 million ($0.21 per share), and $1.02 billion ($2.76 per share), respectively compared to $72 million ($0.19 per share) and $290 million ($0.82 per share) in the year earlier periods.

NFFO for the fourth quarter and year ended December 31, 2018 was $112 million ($0.31 per share), and $501 million ($1.37 per share), respectively compared to $135 million ($0.37 per share) and $475 million ($1.35 per share) in the year earlier periods.

The Company increased its estimate of 2019 acquisitions from $2.0 billion to $2.5 billion and maintained its estimate of 2019 net income as a range from $1.01 to $1.05 per diluted share and 2019 NFFO as a range from $1.42 to $1.46 per diluted share. A reconciliation of NFFO guidance to net income is included with the financial tables accompanying this press release.

These estimates do not include the effects, if any, of unexpected real estate operating costs, changes in accounting pronouncements, litigation costs, debt refinancing costs, acquisition costs, currency exchange rate movements, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates may change if the Company acquires or sells assets in amounts and at times different from estimates, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Thursday, February 7, 2019 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended December 31, 2018. The dial-in numbers for the conference call are 844-535-3969 (U.S.) and 409-937-8903 (International); both numbers require passcode 2688239. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion through February 21, 2019. Dial-in numbers for the replay are 855-859-2056 and 404-537-3406 for U.S. and International callers, respectively. The replay passcode for both U.S. and International callers is 2688239.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT’s financing model helps facilitate acquisitions and recapitalizations and allows operators of hospitals and other healthcare facilities to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all) of pending transactions; net income per share for 2019; NFFO per share for 2019; resulting financial gains from pending transactions; the amount of acquisitions of healthcare real estate, if any; results from potential sales and joint venture arrangements, if any; capital markets conditions; estimated leverage metrics; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangements, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

# # #

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except for per share data)	December 31, 2018	December 31, 2017
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, intangible lease assets, and other	$5,268,459	$5,944,220
Mortgage loans	1,213,322	1,778,316
Net investment in direct financing leases	684,053	698,727

Gross investment in real estate assets	7,165,834	8,421,263
Accumulated depreciation and amortization	(464,984)	(455,712)

Net investment in real estate assets	6,700,850	7,965,551

Cash and cash equivalents	820,868	171,472
Interest and rent receivables	25,855	78,970
Straight-line rent receivables	220,848	185,592
Other assets	1,075,222	618,703

Total Assets	$8,843,643	$9,020,288

Liabilities and Equity
Liabilities
Debt, net	$4,037,389	$4,898,667
Accounts payable and accrued expenses	204,325	211,188
Deferred revenue	13,467	18,178
Lease deposits and other obligations to tenants	27,524	57,050

Total Liabilities	4,282,705	5,185,083
Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 500,000 shares; issued and outstanding - 370,637 shares at December 31, 2018 and 364,424 shares at December 31, 2017	371	364
Additional paid-in capital	4,442,948	4,333,027
Retained earnings (deficit)	162,768	(485,932)
Accumulated other comprehensive loss	(58,202)	(26,049)
Treasury shares, at cost	(777)	(777)

Total Medical Properties Trust, Inc. Stockholders’ Equity	4,547,108	3,820,633
Non-controlling interests	13,830	14,572

Total Equity	4,560,938	3,835,205

Total Liabilities and Equity	$8,843,643	$9,020,288

(A) Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(A)
Revenues
Rent billed	$104,267	$124,642	$473,343	$435,782
Straight-line rent	25,584	18,907	74,741	65,468
Income from direct financing leases	18,370	19,188	73,983	74,495
Interest and fee income	32,357	42,224	162,455	129,000

Total revenues	180,578	204,961	784,522	704,745
Expenses
Interest	50,910	56,456	223,274	176,954
Real estate depreciation and amortization	32,866	36,112	133,083	125,106
Property-related	2,414	1,811	9,237	5,811
General and administrative	21,734	15,312	80,086	58,599
Acquisition costs	—	8,649	917	29,645

Total expenses	107,924	118,340	446,597	396,115
Other income (expense)
(Loss) gain on sale of real estate and other, net	(1,437)	—	671,385	7,431
Debt refinancing costs	—	(13,780)	—	(32,574)
Other	3,849	1,433	10,094	10,432

Total other income (expense)	2,412	(12,347)	681,479	(14,711)

Income before income tax	75,066	74,274	1,019,404	293,919
Income tax benefit (expense)	3,875	(1,898)	(927)	(2,681)

Net income	78,941	72,376	1,018,477	291,238
Net income attributable to non-controlling interests	(458)	(432)	(1,792)	(1,445)

Net income attributable to MPT common stockholders	$78,483	$71,944	$1,016,685	$289,793

Earnings per common share - basic:
Net income attributable to MPT common stockholders	$0.21	$0.19	$2.77	$0.82

Earnings per common share - diluted:
Net income attributable to MPT common stockholders	$0.21	$0.19	$2.76	$0.82

Weighted average shares outstanding - basic	366,655	364,382	365,364	349,902
Weighted average shares outstanding - diluted	367,732	364,977	366,271	350,441
Dividends declared per common share	$0.25	$0.24	$1.00	$0.96

(A) Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
FFO information:
Net income attributable to MPT common stockholders	$78,483	$71,944	$1,016,685	$289,793
Participating securities’ share in earnings	(2,877)	(1,102)	(3,685)	(1,409)

Net income, less participating securities’ share in earnings	$75,606	$70,842	$1,013,000	$288,384
Depreciation and amortization	39,406	36,815	143,720	127,559
Loss (gain) on sale of real estate and other, net	1,437	—	(671,385)	(7,431)

Funds from operations	$116,449	$107,657	$485,335	$408,512

Write-off of straight-line rent and other	387	4,223	18,002	5,340
Debt refinancing costs	—	13,780	—	32,574
Release of income tax valuation allowance	(4,405)	—	(4,405)	—
Acquisition and other transaction costs, net of tax benefit	—	9,103	2,072	28,453

Normalized funds from operations	$112,431	$134,763	$501,004	$474,879

Share-based compensation	4,810	2,801	16,505	9,949
Debt costs amortization	1,991	1,773	7,534	6,521
Straight-line rent revenue and other	(30,528)	(26,844)	(105,072)	(83,476)

Adjusted funds from operations	$88,704	$112,493	$419,971	$407,873

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.21	$0.19	$2.76	$0.82
Depreciation and amortization	0.11	0.10	0.39	0.37
Loss (gain) on sale of real estate and other, net	—	—	(1.83)	(0.02)

Funds from operations	$0.32	$0.29	$1.32	$1.17

Write-off of straight-line rent and other	—	0.01	0.05	0.01
Debt refinancing costs	—	0.04	—	0.09
Release of income tax valuation allowance	(0.01)	—	(0.01)	—
Acquisition and other transaction costs, net of tax benefit	—	0.03	0.01	0.08

Normalized funds from operations	$0.31	$0.37	$1.37	$1.35

Share-based compensation	0.01	0.01	0.05	0.03
Debt costs amortization	0.01	0.01	0.02	0.02
Straight-line rent revenue and other	(0.09)	(0.08)	(0.29)	(0.24)

Adjusted funds from operations	$0.24	$0.31	$1.15	$1.16

Notes:

(A) Certain line items above (such as real estate depreciation) include our share of such income/expense from unconsolidated joint ventures. These amounts are included with the activity of all of our equity interests in the “Other” line on the consolidated statements of income.

(B) Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Fiscal Year 2019 Guidance Reconciliation

(Unaudited)

(Amounts in thousands, except for per share data)

	Fiscal Year 2019 Guidance - Per Share(1)
	Low	High
Net income attributable to MPT common stockholders	$1.01	$1.05
Participating securities’ share in earnings	—	—

Net income, less participating securities’ share in earnings	$1.01	$1.05
Depreciation and amortization	0.40	0.40
Gain on sale of real estate and other, net	—	—

Funds from operations	$1.41	$1.45
Other adjustments	0.01	0.01

Normalized funds from operations	$1.42	$1.46

(1)

The guidance is based on current expectations and actual results or future events may differ materially from those expressed in this table, which is a forward-looking statement within the meaning of the federal securities laws. Please refer to the forward-looking statement included in this press release and our filings with the Securities and Exchange Commission for a discussion of risk factors that affect our performance.

Pro Forma Total Gross Assets

(Unaudited)

December 31, 2018
Total Assets	$8,843,643
Add:
Binding real estate commitments on new investments(1)	865,165
Unfunded amounts on development deals and commenced capital improvement projects(2)	229,979
Accumulated depreciation and amortization	464,984
Incremental gross assets of our joint ventures(3)	375,544
Less:
Cash and cash equivalents	(720,868)

Pro Forma Total Gross Assets(4)	$10,058,447

(1)	Reflects our commitments to acquire a facility in Germany and 11 facilities in Australia post December 31, 2018.
(2)	Includes $94.1 million unfunded amounts on ongoing development projects and $135.9 million unfunded amounts on capital improvement projects and development projects that have commenced rent.
(3)	Adjustment needed to reflect our share of our joint venture’s gross assets.
(4)

Pro forma total gross assets is total assets before accumulated depreciation/amortization, assumes all real estate binding commitments on new investments and unfunded amounts on development deals and commenced capital improvement projects are fully funded, and assumes cash on hand is used in these transactions. We believe pro forma total gross assets is useful to investors as it provides a more current view of our portfolio and allows for a better understanding of our concentration levels as our binding commitments close and our other commitments are fully funded.